                                                              Exhibit 3.2



     THE SECURITIES COVERED HEREBY HAVE BEEN (I) ACQUIRED FOR INVESTMENT;
     (II) ISSUED AND SOLD IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES LAWS OF VARIOUS STATES; AND (III) ISSUED AND SOLD IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") PROVIDED BY SECTION 4(2) OF THE SECURITIES ACT. THE SECURITIES CANNOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN PURSUANT TO (A) AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OR ANY TRANSACTION WHICH IS OTHERWISE IN COMPLIANCE WITH THE SECURITIES ACT; OR (B) EVIDENCE SATISFACTORY TO THE ISSUER OF COMPLIANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE ISSUER SHALL BE ENTITLED TO RELY UPON AN OPINION OF COUNSEL SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE ABOVE LAWS.

     NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF EXCEPT AS PROVIDED HEREIN. THE HOLDER OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE RESTRICTIONS HEREIN SET FORTH.

                               MEDIQUIK SERVICES, INC.

                            COMMON STOCK PURCHASE WARRANT


     THIS IS TO CERTIFY THAT, for value received, ___________________ (the "HOLDER"), upon due exercise of this Warrant, is entitled to purchase from MediQuik Services, Inc., a Delaware corporation (the "COMPANY"), on or before the close of business on ___________ (the "EXPIRATION DATE"), all or any part of _________________________________ (_________) shares of fully paid and non-assessable Common Stock, $.001 par value, of the Company (the "COMMON STOCK"), at a purchase price per share computed pursuant to Section 1 below.

     This Warrant is hereinafter called the "Warrant," and the shares of Common Stock issuable upon exercise hereof are hereinafter called the "Warrant Shares." The term "Warrant Shares" shall also include shares issuable upon exercise hereof.

     1. PURCHASE PRICE. The Purchase Price per share of Common Stock under this Warrant is ____________ AND NO/100 DOLLARS ($_______.00), subject to adjustment pursuant to Section 5 below (the "Purchase Price").


                                      MediQuik Services, Inc./Warrant - Page 1
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     2.   EXERCISE OF WARRANT.

          A. PROCEDURE FOR EXERCISE. The Holder of this Warrant may, at any time on or before the Expiration Date, exercise this Warrant in whole or in part from time to time for the purchase of the shares of Common Stock that such Holder is then entitled to purchase hereunder at the Purchase Price. In order to exercise this Warrant in whole or in part, the Holder hereof shall deliver to the Company (a) a written notice of such Holder's election to exercise this Warrant substantially in the form attached hereto, which notice shall specify the number of whole shares of Common Stock to be purchased, (b) payment of the aggregate Purchase Price of the shares of Common Stock being purchased in the manner provided herein, (c) an executed Investor Representation Letter in the form attached hereto, and (d) this Warrant.
Upon receipt of the notice of exercise, the payment, the executed Investor Representation Letter and surrender of this Warrant, the Company shall, as promptly as practicable, execute or cause to be executed and deliver to such Holder a certificate or certificates representing the aggregate number of shares of Common Stock specified in such notice. The stock certificate or certificates so delivered shall be in such denominations as may be specified in such notice and shall be registered in the name of such Holder or, subject to Section 4, such other name as shall be designated in such notice. Payment of the Purchase Price may be made to the Company by cash, certified check or cashier's check or wire transfer.

          B. NO FRACTIONAL SHARES. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of such certificate or certificates, deliver to such Holder a new warrant evidencing the rights of such Holder to purchase the remaining shares of Common Stock called for by this Warrant, which new warrant shall in all other respects be identical with this Warrant, or, at the request of such Holder, appropriate notation may be made on this Warrant and the same returned to such Holder.

          C. EXPENSES. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of stock certificates under this Section, except that, in case such stock certificates are to be registered in a name or names other than the name of the Holder of this Warrant, all stock transfer taxes payable upon the execution and delivery of such stock certificate or certificates shall be paid by the Holder hereof at the time of delivering the notice of exercise mentioned above. In such case, the Holder hereof shall deliver with such notice of exercise evidence, satisfactory to the Company, that such taxes have been paid.

     3. TRANSFER. This Warrant may not be transferred or disposed of, in whole or in part (including any interest or participation in this Warrant), in any manner, other than a transfer of this Warrant (or the right to acquire any whole number of shares pursuant to this Warrant) to Jaz Bermaine. Upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant duly executed by the Holder hereof or his agent or attorney assigning the Warrant or a portion thereof to Jaz Bermaine, the Company shall execute and deliver a new warrant or warrants in the name of Jaz Bermaine and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled. The Holder shall pay all


                                      MediQuik Services, Inc./Warrant - Page 2
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expenses, taxes and other charges payable in connection with the preparation execution and delivery of Warrants to Jaz Bermaine under this Section 3.

     4.   COMPLIANCE WITH SECURITIES ACT; RESTRICTIONS ON TRANSFER.

          A. COMPLIANCE WITH SECURITIES ACT. Except as provided in Section 3, this Warrant shall not be transferable. The related Warrant Shares shall not be transferable except upon the conditions specified in this Section, which conditions are intended, among other things, to ensure compliance with the provisions of the Securities Act or any applicable state securities laws in respect of the transfer of such Warrant Shares.

          B. RESTRICTIONS ON TRANSFER. By acceptance of this Warrant, the Holder of this Warrant agrees, prior to any transfer or attempted transfer of or the Warrant Shares, to give written notice to the Company of such Holder's intention to effect such transfer. The notice shall describe the manner and circumstances of the proposed transfer in detail and shall contain an undertaking by the Holder to furnish such other information as may be required to enable the Company's counsel to render the opinions referred to below, and shall give the identity and address of the Holder's counsel. The Holder shall submit a copy of the notice to the counsel designated in the notice and the Company shall submit a copy thereof to its counsel, and the following provisions shall apply:

             (i) If, in the opinion of both the Company's and the Holder's counsel, the proposed transfer of the Warrant Shares may be effected without registration of the Warrant Shares under the Securities Act, the Company shall, as promptly as practicable, so notify the Holder who will then be entitled to transfer the Warrant Shares in accordance with the terms of the notice delivered by the Holder to the Company.

            (ii) If, in the opinion of either the Company's or the Holder's counsel, the proposed transfer of the Warrant Shares may not be effected without registration of the Warrant Shares under the Securities Act, the Company shall, as promptly as practicable, so notify the Holder, and the Company shall not be obligated to effect the proposed transfer, except pursuant to an offering registered under the Securities Act.

          C. LEGEND Each certificate for Warrant Shares issued upon exercise of this Warrant shall bear a legend to the effect that the Warrant Shares may not be transferred except upon compliance with the provisions of this Section 4, and each certificate for Warrant Shares transferred pursuant to Section 4.B.(i) shall also bear such a legend unless, in the opinion of counsel for the Company, such a legend is not required.

          D.   CERTAIN COVENANTS, REPRESENTATIONS AND WARRANTIES OF HOLDER.

             (i) Holder hereby represents, warrants and covenants to the Company that it has had, or agents on its behalf, have had the opportunity to review the Company's records and that it, or its agent(s), are familiar with the Company's assets, activities and nature of business. Holder has had the opportunity to ask questions of and receive answers from the Company's management


                                      MediQuik Services, Inc./Warrant - Page 3
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concerning the Company's business and operations, and has made an independent review and determination of the value of the investment and has the qualifications to do so. Holder understands that these Shares have not been registered under the Securities Act in reliance upon exemptions available for non-public or limited offerings not involving a public offering. Holder understands that any resale of the Warrant Shares will require compliance with an exemption under the Securities Act in the absence of registration thereunder.

            (ii)     Holder acknowledges that the Warrant and the Warrant
Shares have not been registered under the Securities Act, and are being acquired for Holder's own account for investment and not with a view to the distribution thereof.

           (iii) Holder and its representatives have the knowledge and experience in financial and business matters to enable them to evaluate the merits and risks of acquiring the Warrant and the Warrant Shares.

            (iv) Holder is able to bear the economic risks of its investment in the Warrant and the Warrant Shares, including the risk of a loss of the entire value of the Warrant and the Warrant Shares.

             (v) The Company may instruct its transfer agents not to transfer any of the Warrant Shares unless the transfer agents have been advised by the Company or otherwise have been satisfied that the Holder has complied with the provisions above-described.

            (vi) The Holder understands that the Company has not covenanted and is not obligated to furnish a registration statement under the Securities Act covering the Warrant or the Warrant Shares, to file a notification under any regulations promulgated pursuant to the Securities Act with respect to the Warrant or the Warrant Shares, or to take any other action that would make available an exemption from registration.

     5.   ANTIDILUTION.

          A. RECLASSIFICATION OR RECAPITALIZATION. In case of any reclassification or recapitalization of the Company's capital stock, including dividends of stock or other securities or property, stock splits, reverse stock splits, subdivisions, combinations or reorganizations, the Company shall take all steps necessary to amend or adjust the terms and conditions of this Warrant so that the Holder shall have the right to exercise the Warrant into the kind and amount of shares of stock and other securities and property receivable upon such reclassification or recapitalization for which such Warrant might have been converted immediately prior to such reclassification or recapitalization. Such adjustments or amendments shall be made successively whenever any event described above shall occur.

          B. MERGER. In case of any other change in the Common Stock or in case of any consolidation of the Company with or the merger of the Company into another corporation or in the case of any conveyance or transfer of all or substantially all of the properties of the Company to


                                      MediQuik Services, Inc./Warrant - Page 4
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another corporation entitled to acquire and operate the same, then within ten
(10) days of notice of the same from the Company to Holder, Holder shall be permitted to exercise this Warrant in whole or in part for the purchase of shares of Common Stock which such Holder is then entitled to purchase hereunder at the Purchase Price. To the extent not exercised by Holder within such time period, this Warrant shall be null and void, and of no further force or effect.

          C. NOTICE. Notice of matters arising under this Section 5 shall be given pursuant to Section 7 below.

          D. ADJUSTMENTS. Except as otherwise provided herein, the effective date of any adjustment pursuant to Section 5.A shall be the effective date of the event that causes such adjustment. The effective date of any exercise of this Warrant under Section 5.B shall be the date immediately prior to the consummation of that event specified therein.

     6.   SPECIAL AGREEMENTS OF THE COMPANY.

          A. RESERVATION OF COMMON STOCK. The Company covenants and agrees that it will reserve and set apart and have at all times, a number of shares of authorized but unissued Common Stock deliverable upon the exercise of the Warrant or any other rights or privileges provided for therein sufficient to enable it at any time to fulfill all of its obligations thereunder; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of the Warrant at the Purchase Price then in effect, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          B. PAR VALUE. As a condition precedent to the taking of any action which would cause an adjustment reducing the Purchase Price below the then par value, if any, per share of the Common Stock issuable upon exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue its Common Stock at the Purchase Price upon conversion of this Warrant in accordance with the provisions of this Section 6.

          C. SHARES TO BE FULLY PAID AND NONASSESSABLE. The Company covenants that all shares of Common Stock which may be issued upon exercise of this Warrant will be, upon issuance and payment of the Purchase Price, fully paid and nonassessable.

     7. NOTICES. Any notice or other document required or permitted to be given or delivered to the Holder of this Warrant and the Warrant Shares shall be sent by certified or registered mail to R. F. Bearden Associates, Inc., 2800 Post Oak Boulevard, Suite 5260, Houston, Texas 77056, to the attention of the President, or such other address as shall have been furnished to the Company in writing by such Holder. Any notice or other document required or permitted to be given or delivered to the Company shall be sent by certified or registered mail to the principal office of the Company at 770 South Post Oak, Suite 520, Houston, Texas 77057, to the attention of the President, or such

                                      MediQuik Services, Inc./Warrant - Page 5
other address as shall have been furnished to the Holder of the Warrant and to the Holders of the Warrant Shares by the Company.

     8. LIMITATION OF LIABILITY. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of _____________________.

                                   MEDIQUIK SERVICES
                                   a Delaware corporation


                                   By:
                                        --------------------------------------
                                        Grant M. Gables, President and
                                             Chief Executive Officer






                                      MediQuik Services, Inc./Warrant - Page 6
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                              FORM OF NOTICE OF EXERCISE

               TO BE EXECUTED BY THE REGISTERED HOLDER IF IT DESIRES TO
                                 EXERCISE THE WARRANT


     The undersigned hereby exercises the right to purchase ___________________ shares of Common Stock pursuant to the terms of this Warrant and delivers the aggregate Purchase Price for the number of shares of Common Stock so purchased, in the amount of $________ in cash, by wire transfer or by certified or cashiers check.


                                   ------------------------------------------
                                   Signature


                                   ------------------------------------------
                                   Print Name

                                   ------------------------------------------

                                   ------------------------------------------
                                   Address


                                   ------------------------------------------
                                   Social Security Number


Date:
      -------------------, -----


(Signature Medallion Guaranteed):         Date:
                                                 -----------------------------






                                      MediQuik Services, Inc./Warrant - Page 7
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                            INVESTOR REPRESENTATION LETTER


MediQuik Services, Inc.
770 South Post Oak, Suite 520
Houston, Texas  77057

Gentlemen:

     This Investor Representation Letter is executed and delivered in connection with the purchase by the undersigned (the "Purchaser") of _______ shares of common stock (the "Shares") of MediQuik Services, Inc., a Delaware corporation pursuant to the terms of that certain Common Stock Purchase Warrant dated ________________.

     In connection with the purchase of the Shares, Purchaser hereby makes the following representations, warranties and confirms the following understandings:

          a. INVESTMENT PURPOSE. Purchaser is acquiring the Shares for his own account and for investment purposes only, within the meaning of the Securities Act of 1933 (the "Act"), with no intention of assigning any participation or interest therein, and not with a view to the distribution thereof.

          b. REVIEW AND EVALUATION OF INFORMATION. The Purchaser is a sophisticated financial consultant and as such has had unique access to the books and records of the Company and the opportunity to ask the Company questions about the offering to the extent deemed necessary to permit full evaluation of the merits and risks of an investment in the Company. Further, Purchaser has consulted with such other of his accounting, legal and tax advisors as he deemed necessary and appropriate in making his decision to purchase the Shares.

          c. PURCHASER'S FINANCIAL EXPERIENCE. Purchaser is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of his investment in the Company.

          d. SUITABILITY OF INVESTMENT. Purchaser has evaluated the merits and risks of Purchaser's proposed acquisition of Shares of the Company, including those risks particular to Purchaser's personal situation, and has determined that the investment is suitable for Purchaser. Purchaser has adequate financial resources for an investment of this character, and could bear a complete loss of his investment. Further, Purchaser will continue to have, after making his investment in the Company, adequate means of providing for his current needs, the needs of those dependent on him, and possible personal contingencies.

          e. UNREGISTERED OFFERING. Purchaser understands that the Shares are not being registered under the Act because the sale is exempt from registration under the Act and rules and regulations promulgated thereunder, as a "transaction by an issuer not involving any public offering," and that the availability of such exemption is predicated, in part, on Purchaser's representations and warranties contained in this Investor Representation Letter. In the view of the Securities and Exchange Commission, the statutory basis for the exemption claimed by the Company in connection with the sale

                                      MediQuik Services, Inc./Warrant - Page 8
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of Shares would not be present if, notwithstanding Purchaser's representations and warranties, Purchaser has the intention of acquiring the Shares for resale upon the occurrence or nonoccurrence of some predetermined event.

          f. LIMITATIONS ON DISPOSITION. The Shares have not been registered under the Act or under applicable state securities laws and, therefore, cannot be sold, assigned, or otherwise transferred unless they are subsequently registered under the Act and under applicable state securities laws or an exemption from such registrations is then available. Purchaser hereby agrees that he will not sell, assign, or transfer his Shares unless they are registered under the Act and under applicable state securities laws or an exemption from such registration is then available in the opinion of counsel to the Company.

          g. ABSENCE OF OFFICIAL EVALUATION. Purchaser understands that no federal or state agency has made any finding or determination as to the fairness of the terms of an investment in the Company, nor any recommendation or endorsement of a purchase of the Shares.

          h. RESIDENCY. Purchaser's principal residence is in the country and state or other jurisdiction indicated, and his citizenship is as indicated, opposite his signature to this Investor Representation Letter. Purchaser has no intent of changing his residency, citizenship, or principal office to any other country or state or jurisdiction.

          i. ACCREDITED INVESTOR. The Purchaser is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Act.

          j. NONRELIANCE. Purchaser is not relying on the Company or any legal opinion with respect to the tax and economic effect of his investment in the Company.

     The representations, warranties, covenants, and agreements contained herein shall survive Purchaser's delivery of payment for the Shares and the delivery of the Shares by the Company.

     Dated:
           -----------------------

     PURCHASER                          RESIDENCE OF PURCHASER



     --------------------------------    -----------------------------------
     Name:                               Number, Street
           --------------------------

                                         ------------------------------------
                                         City, State, Zip Code





                                      MediQuik Services, Inc./Warrant - Page 9